UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2020

Flexion Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36287	26-1388364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 305-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	FLXN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2020, the Board of Directors (the “Board”) of Flexion Therapeutics, Inc. (the “Company”), upon the recommendation of the Company’s Nominating and Corporate Governance Committee, appointed Dr. Elizabeth Kwo as a director of the Company.  Dr. Kwo will serve as a Class I director with an initial term expiring at the Company’s 2021 annual meeting of stockholders, or until her earlier death, resignation, or removal.

Dr. Kwo will receive compensation in accordance with the Company’s Non-Employee Director Compensation Policy previously filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2020. The Company also entered into a standard form of indemnity agreement with Dr. Kwo effective upon her election to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Flexion Therapeutics, Inc.

Date: August 19, 2020	By:	/s/ Mark S. Levine
Mark S. Levine
General Counsel and Corporate Secretary

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